Exhibit 99.1

Notice of Termination of Agreement dated August 19, 2002, as amended

This Notice of Termination of the Agreement dated as of August 19, 2002 by and among Methode Electronics, Inc. (“Methode”) and the Stockholders, as amended (“Agreement”) is given to Methode by the Trusts as of July 14, 2003. All capitalized terms herein shall have the meaning set forth in the Agreement.

WHEREAS, the Agreement provided for, among other things, Methode to make a tender offer to purchase all of Methode’s outstanding shares of Class B common stock at $20.00 per share in cash (“Methode Offer”) and provided the End Date of March 31, 2003; and

WHEREAS the Amendment to the Agreement dated December 26, 2002 extended the End Date to May 31, 2003;

WHEREAS, the Agreement has not been further amended;

WHEREAS, on July 8, 2003, DURA Automotive Systems, Inc. commenced a tender offer for all of the outstanding Class B common stock of the Corporation at a price of $23.00 per share in cash (“Dura Offer”);

WHEREAS, a special meeting of the eligible holders of Methode’s Class A common stock scheduled to be held on Thursday, July 10, 2003, to consider and vote upon a proposal to approve the making of the Methode Offer has been adjourned until Thursday, July 24, 2003;

WHEREAS, the Stockholders recognize that, under such circumstances, Methode cannot complete the Methode Offer prior to August 16, 2003;

WHEREAS, the Stockholders could suffer substantial adverse tax consequences in the event that Methode could not complete the Methode Offer;

NOW, THEREFORE, pursuant to Section 7 of the Agreement, the Trusts hereby give notice of termination of the Agreement to Methode.

This Notice of Termination is hereby executed by the Trusts as of July 14, 2003.

MARITAL TRUST NO. 1 AND MARTIAL TRUST 2 CREATED UNDER THE WILLIAM J. MCGINLEY TRUST

By:	Bank One, as successor co- trustee of Marital Trust No. l and Marital Trust No.2 created under the William J. McGinley Trust

By:	/s/ Michael Lahti
Its:	Vice President & Trust Officer

By:	/s/ Margaret J. McGinley
Margaret J. McGinley, as co-trustee of Marital Trust No. 1 and Marital Trust No. 2 created under the William J. McGinley Trust

By:	/s/ Robert R. McGinley
Robert R. McGinley, as co trustee of Marital Trust No. 1 and Marital Trust No. 2 created under the Trust William J. McGinley Trust
By:	/s/ James W. McGinley
James W. McGinley, as co- trustee of Marital Trust No.1 and Marital Trust No. 2 created under the William J .McGinley Trust